UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2017

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on April 13, 2017, Installed Building Products, Inc., a Delaware corporation (the “Company”), as borrower, entered into that certain term loan credit agreement (the “Term Loan Agreement”), by and among the Company, the lenders from time to time party thereto, Royal Bank of Canada as term administrative agent and RBC Capital Markets, UBS Securities LLC and Jefferies Finance LLC as joint lead arrangers and joint bookrunners. The Term Loan Agreement, subject to the terms and conditions set forth therein, provided for a new seven-year $300,000,000 term loan facility (the “Initial Term Loan”).

On November 30, 2017, the Company entered into an amendment to the Term Loan Agreement (the “Amendment”), to refinance the total principal amount of the Initial Term Loan outstanding under the Term Loan Agreement immediately prior to the effective date of the Amendment, or an aggregate principal amount of $299,250,000, on substantially the same terms as the Initial Term Loan, except for (i) a decrease in the Applicable Margin (as defined in the Term Loan Agreement) applicable to the interest rates from 2.00% to 1.50% in the case of base rate loans and from 3.00% to 2.50% in the case of Eurodollar rate loans, (ii) an increase in the cap on permitted indebtedness related to capital expenditures other than capital lease obligations and (iii) the inclusion of a mechanism to establish an alternative Eurodollar rate if certain circumstances have arisen such that the London Interbank Offered Rate may no longer be used.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this report and is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 1, 2017, the Company issued a press release announcing the refinancing. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Term Loan Credit Agreement, dated as of November 30, 2017, by and among Installed Building Products, Inc., the other loan parties party thereto, the participating lenders and fronting bank party thereto, Royal Bank of Canada, as administrative agent, and RBC Capital Markets, as lead arranger and bookrunner.

99.1	Press Release of Installed Building Products, Inc. dated December 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: December 1, 2017	By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer